Exhibit 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of Kansas City Southern (the “Company”) on Form 10-K for the year ending December 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Michael R. Haverty, Chairman, President and Chief Executive Officer of the Company, and Ronald G. Russ, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 other than the requirement related to the filing of this 10-K and Annual Report within the time period specified in the appropriate report form; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ Michael R. Haverty
Michael R. Haverty
Chairman, President and Chief Executive Officer
April 7, 2006
/s/ Ronald G. Russ
Ronald G. Russ
Executive Vice President and Chief Financial Officer
April 7, 2006
A signed original of this written statement required by Section 906 has been provided to Kansas City Southern and will be retained by Kansas City Southern and furnished to the Securities and Exchange Commission or its staff upon request.